EXHIBIT 99.1

SinglePoint Enters into S-1 Registration Agreement to Raise up to $7,000,000, Fueling Corporate Growth and increasing Financial Flexibility and Liquidity

Phoenix, Arizona - SinglePoint Inc. (OTC:SING) announces the completion of an S-1 registration agreement to raise up to $7,000,000 with certain limitations on the amount of each sale, once the registration has been deemed effective.  The Equity Agreement is on a look-back basis and there are no make-up provisions, a true non-toxic equity investment.

“This has been a long time in the making and filing an S-1 with a leading financial firm represents achieving another significant milestone for SinglePoint. Filling the Form-10, becoming a fully reporting issuer, and uplisting to the OTCQB were all integral and essential steps that enabled us to access capital with a partner like GHS Investments at an attractive rate through this S-1 registration and equity agreement. This is a major step for SinglePoint and our shareholders as we now have access to lower cost financing which ultimately lessens dilution to the market.  We see this financing as a potential catalyst for SinglePoint to bolster and accelerate expansion into new markets. Our recent acquisition, Direct Solar America, and our proprietary consumer product 1606 Hemp are both gaining traction and revenue growth and access to capital will only enhance the market opportunities for both”, states Greg Lambrecht CEO and Chairman, SinglePoint Inc.

The Company intends to use the net proceeds for product development, repayment of debt, including less favorable convertible notes, sales and marketing, working capital, capital expenditures and other general corporate purposes.  The Company is committed to having the ability to access capital in order to maintain and grow its existing core business units. As well as position itself to take advantage of incremental and accretive opportunities to increase revenue, footprint and market share while improving the balance sheet.

SinglePoint became fully reporting in 2018 and most recently filed an annual report for the year ending in December 31, 2019 recording $3,343,833 representing a record in revenue and record gross profit of $990,777, the next strategic initiative was to select a financing partner that would enable the company to efficiently access capital markets. This capital will provide SinglePoint the ability to act opportunistically and support growth objectives.  After considering various financial partners that met certain criteria, the Company selected GHS Investments, a leading private investment and management group providing financial solutions for high potential small cap enterprises. GHS has multiple successful portfolio companies and we look forward to SinglePoint being a part of that successful track record.

"We are committed to taking decisive actions that improve the position of the Company for our employees, customers and shareholders. This is a proactive and strategic step to strengthen our financial flexibility," said Greg Lambrecht, CEO, SinglePoint Inc. "These measures will provide SinglePoint with additional liquidity and flexibility near term and long term as we emerge from this unprecedented time."

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About SinglePoint Inc.

Founded in 2011 SinglePoint Inc (SING) invests in and acquires brands and companies that will benefit from injection of growth capital and the sales and marketing expertise of SinglePoint. The company portfolio currently includes solar, hemp and technology applications. SinglePoint is working to grow the company to a multinational brand.

Connect on social media at:

https://www.facebook.com/SinglePointMobile

https://twitter.com/_SinglePoint

https://www.linkedin.com/company/singlepoint

https://www.youtube.com/user/SinglePointMobile

For more information visit: www.SinglePoint.com

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

KEYWORDS: emerging markets, financial institutions, financial markets,

Corporate Communication

SinglePoint Inc.

888-OTC-SING

investors@singlepoint.com

www.singlepoint.com

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